UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2023

T Series Middle Market Loan Fund LLC
(Exact name of registrant as specified in its charter)

Delaware	814-01453	27-0279273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1585 Broadway New York, NY		10036
(Address of principal executive offices)		(Zip Code)

1 (212) 761-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

T Series Middle Market Loan Fund LLC, (the “Company”), as borrower, provided written notice (the “Reduction Notice”) of its intent to reduce the amount of the revolving commitment to $238.5 million from $285 million in accordance with, and as permitted under, that certain revolving credit agreement by and among the Company (collectively with any additional borrowers) and the Commonwealth Bank of Australia, as administrative agent, lead arranger, letter of credit issuer and a lender (as amended, the “CBA Subscription Facility”). The other terms of the CBA Subscription Facility were not changed. Such reduction in the revolving commitment under the CBA Subscription Facility pursuant to the Reduction Notice was effective as of September 29, 2023.

On October 4, 2023, T Series Financing III SPV LLC (“T Series III”), a wholly owned subsidiary of the Company, entered into an amendment (the “Amendment”) to that certain Loan and Security Agreement, dated as of February 23, 2023 (the “JPM Facility”), by and among T Series III, as the borrower, the Company, as the parent and the servicer, U.S. Bank Trust Company, National Association, as collateral agent and as collateral administrator, U.S. Bank National Association, as securities intermediary, the lenders party thereto (collectively, the "Lenders"), and JPMorgan Chase Bank, National Association, as administrative agent. The Amendment, among other things, (i) extended the non-call period and ramp-up period, (ii) modified the undrawn fee, and (iii) reduced the applicable margin from 3.05% to 2.85%. The other material terms of the JPM Facility remain unchanged. Borrowings under the JPM Facility are subject to various covenants under the related agreements as well as the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the Reduction Notice and the Amendment and is qualified in its entirety by reference to the copies of the Reduction Notice and Amendment, which are filed as Exhibit 10.1 and Exhibit 10.2 to this current report on Form 8-K, respectively, and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

On September 19, 2023, the Company delivered a capital drawdown notice to its unitholders relating to the sale of approximately 2,613,696 shares of the Company’s common units, par value $0.001 per share (the “Common Units”) for an aggregate offering price of $50 million. The sale closed on September 29, 2023.

The sale of Common Units was being made pursuant to subscription agreements entered into by the Company and its unitholders. Under the terms of the subscription agreements, unitholders are required to fund drawdowns to purchase shares of Common Units up to the amount of their respective capital commitments on an as-needed basis with a minimum of eight business days’ prior notice to unitholders.

The issuance of the Common Units is exempt from the registration requirements of the Securities Act of 1933, as amended, (the “Securities Act”) pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from the unitholders in the subscription agreements that each unitholder was an accredited investor as defined in Regulation D under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Letter Re: Reduction of Commitment for Credit Facility for T Series Middle Market Loan Fund, dated as of September 29, 2023

10.2* Amendment No 1 to Loan and Security Agreement dated as of October 4, 2023, among T Series Financing III SPV LLC, as borrower, T Series Middle Market Loan Fund LLC, as parent and servicer, the lenders party thereto, U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator, U.S. Bank National Association, as securities intermediary, and JPMorgan Chase Bank, National Association, as administrative agent.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2023	T Series Middle Market Loan Fund LLC

	By:	/s/ Joanne Cosiol
Joanne Cosiol
Secretary